Exhibit 10.2

DEBT PURCHASE AGREEMENT

This Debt Purchase Agreement (this “Debt Purchase Agreement”) is made and entered into effective as of July 27, 2011 by and among Galileo Partners, LLC, a California limited liability company (“Assignee”), Greentree Financial Group Inc., a Florida corporation (“Assignor”), and Bluesky Systems Holdings, Inc., a Nevada corporation (“Maker”).

WHEREAS, the parties to this Debt Purchase Agreement desire that $15,000 in principal amount of that certain $90,000 principal amount Promissory Note, dated July 12, 2011 (the “Promissory Note”), which Promissory Note was exchanged for a like principal amount Promissory Note dated September 17, 2010 pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended, and was executed between Assignor and Maker, to be sold and assigned from Assignor to Assignee.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

1.                   Transfer and Assignment. As permitted by Maker, Assignor hereby sells, assigns, transfers, and conveys unto Assignee its partial rights and interests of $ 15,000 in principal of the Promissory Note in exchange for payments in the amount of $15,000 from the Assignee. The remaining rights and interests in the balance of the Promissory Note (if any) will remain with Assignor.

2.                   Consideration. $15,000 plus other good and valuable consideration from Assignee to Assignor to be paid through escrow.

3.                   Conversion. Notwithstanding anything in the Promissory Note to the contrary, conversion of the principal amount of ($15,000) being assigned hereunder into shares of Maker’s common stock shall be in accordance with the formula contained in the Promissory Note, provided that conversion of more than $5,000 of the Promissory Note in the aggregate shall be subject to the approval of the Maker’s Board of Directors.

4.                   Agreement to be Bound. Maker agrees to be bound by all the terms and conditions applicable to Assignor under the Promissory Note.

5.                   Entire Agreement. This Debt Purchase Agreement embodies the entire agreement between Assignor and Assignee and supersedes any prior agreements, whether written or oral with respect to the subject matter hereof.

6.                   Successors. This Debt Purchase Agreement shall be binding upon and shall inure to the benefit of each of the parties to this Debt Purchase Agreement and each of their respective successors and assigns.

7.                   Counterparts. This Debt Purchase Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon and all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Debt Purchase Agreement to be duly executed and delivered as of the date first written above.

ASSIGNEE
By: /s/ Steve Antebi Name: Steve Antebi Title: Managing Member
ASSIGNOR
GREENTREE FINANCIAL GROUP, INC.

By: /s/ R. Chris Cottone Name: R. Chris Cottone Title: Vice President

(1)

ACCEPTED, ACKNOWLEDGED AND APPROVED:
MAKER
BLUESKY SYSTEMS CORP
By: /s/ Duane Bennett Name: Duane Bennett Title: President

(2)

CONVERSION NOTICE

Reference is made to Convertible Promissory Note, dated July 12, 2011, in $90,000 original principal amount (the “Note”) by and between Bluesky Systems Holdings, Inc. a Nevada corporation (“Debtor” or the “Company”) and Greentree Financial Group, Inc. (“Assignor”), which was partially assigned to Galileo Partners, LLC as Assignee (“Assignee”) in the amount of $15,000. In accordance with any pursuant to the terms of the Note, the undersigned elects to convert $15,000 principal amount of the Note into shares of common stock of the Company as specified below:

Date of Conversion	_____________, 2011
Total Amount of Note to be converted	$_____________

Please confirm the following information:

Number of shares of Common Stock to be issued

Please issue Common Stock into which the $_________ principal amount of the Note is being converted as follows:

Issue to: __________________ ______________ __________________ ______________ __________________ ______________

Galileo Partners, LLC
By: Name: Steve Antebi Title: President
ACKNOWLEDGED AND APPROVED:
BLUESKY SYSTEMS CORP
By: Name: Duane Bennett Title: President